EXHIBIT 99.1

           Progressive Gaming International and VirtGame Merger Update

            VirtGame Sets Shareholder Meeting for September 13, 2005

LAS VEGAS, Nevada - August 9, 2005 - On August 8, 2005, VirtGame Corp. (OTC BB:
VGTI), a provider of innovative software solutions to the regulated gaming industry, announced that it will convene a special meeting of Shareholders at 9:00 a.m., local time, on Tuesday, September 13, 2005.

At the meeting, VirtGame Shareholders will be asked to approve the acquisition of VirtGame through a merger with Mikohn Gaming Corporation d/b/a Progressive Gaming International Corporation (NASDAQ: PGIC). The merger requires approval by the holders of VirtGame's common and preferred stock. VirtGame common stockholders will be allowed to vote by proxy or by attending the special meeting and voting in person. Proxy materials are being printed and will be mailed immediately.

VirtGame's special meeting of Shareholders will be held on Tuesday, September 13, 2005 at 9:00 a.m. local time at the Riviera Hotel & Casino located at 2901 Las Vegas Boulevard South, Las Vegas Nevada 89109 for investors preferring to vote in person on the approval and adoption of the VirtGame merger with Progressive.

Shares of VirtGame common stock held in "Street Name" will not be voted by the stockholder's broker/dealer unless the stockholder instructs its broker as to how (s)he wants the vote recorded. Non-votes will not be counted in favor of the merger and will have the same effect as a vote against approval of the merger.

About Progressive Gaming International

Progressive Gaming International is a leading supplier of Integrated Casino Management Systems Software and Games for the gaming industry worldwide. The Company develops and distributes an expanding array of slot and table games, plus management and progressive jackpot software systems.

The Company is unique in the industry in offering management, progressive systems and games as a modular yet integrated solution. There is a Progressive Gaming International product in virtually every casino in the world. For further information, visit www.progressivegaming.net or www.mikohn.com.

About VirtGame Corp.

VirtGame is a Nevada Gaming Commission licensed provider of innovative sports book software systems and server-based, networked gaming software for regulated gaming applications. VirtGame's technology platform, VirtGame SP(TM), is a comprehensive, scalable and customizable, enabling gaming on any hardware platform including PCs, hand-held devices and mobile phones. Gaming content is stored on a central server and sent to terminals anywhere on the casino floor, or beyond to extended licensed locations. The Company's products, when used in combination, and individually, create greater efficiencies, reduce costs, increase revenues and extend the branch reach of casinos. For more information, please visit www.virtgame.com.

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Additional Information

Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation has filed with the Securities and Exchange Commission a registration statement on Form S-4 that includes a prospectus of Mikohn, a proxy statement of VirtGame Corp., and other relevant documents in connection with the proposed transaction. Investors and security holders are advised to read the prospectus/proxy statement regarding the proposed merger because it contains important information. Investors and security holders may obtain a free copy of the prospectus/proxy statement, when available, and other documents filed by Mikohn and VirtGame at the Securities and Exchange Commission's web site at www.sec.gov. The prospectus/proxy statement and such other documents may be obtained from VirtGame by directing such request to VirtGame Corp., 5900 Pasteur Ct., Suite 100, Carlsbad, California 92008, Attention: Investor Relations. The prospectus/proxy statement and such other documents may also be obtained from Mikohn by directing such request to Progressive Gaming International Corporation, 920 Pilot Road, Las Vegas, Nevada, 89119, Attention: Investor Relations. Mikohn, VirtGame and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of VirtGame with respect to the transactions contemplated by the merger agreement. A description of any interests that VirtGame's or Mikohn's directors and executive officers have in the proposed merger are included in the prospectus/proxy statement. Information regarding VirtGame's officers and directors is included in VirtGame's Form 10-KSB filed with the Securities and Exchange Commission on April 4, 2005. Information regarding Mikohn's officers and directors is included in Mikohn's Form 10-K filed with the Securities and Exchange Commission on March 15, 2005. These materials are available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from VirtGame and Mikohn.

Forward Looking Statements

Certain statements in this press release are forward-looking, including statements relating to the timing of events in the merger. These forward-looking statements are subject to risks and uncertainties and other factors, which may cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to the inability to obtain, or meet conditions imposed for, governmental and other approvals of the merger, including approval by stockholders of VirtGame; risks related to any uncertainty surrounding the merger, and the costs related to the merger; whether others introduce competitive products; the timing of governmental approvals; whether the combined company will encounter problems or delays in integrating its processes; whether intellectual property underlying the technology of the combined company is adequate; the ultimate validity and enforceability of the companies' patent applications and patents; the possible infringement of the intellectual property of others and whether licenses to third party technology will be available; and whether the combined company is able to build brand loyalty and expand revenues. For a discussion of other factors that may cause Progressive's and VirtGame's actual events to differ from those projected, please refer to each Company's most recent annual reports on Form 10-K or 10-KSB and quarterly reports on Form 10-Q or 10-QSB, as well as other subsequent filings with the Securities and Exchange Commission.